EXHIBIT 10.38

AMENDMENT TO FACTORING AGREEMENT

11. Amendment to Factoring Agreement (this “Amendment”) is entered into as of this 25th day of September 2001, by and among LEXAR MEDIA, INC.

(“Seller”) and Pacific Business Funding, a division of Cupertino National Bank (“Purchaser”).

WHEREAS, pursuant to that certain Factoring Agreement dated as of September 19, 2001, by and between Seller and Purchaser, as from time to time amended, restated, supplemented or otherwise modified, (the “Factoring Agreement”), Purchaser has made or will hereafter make, Advances to Seller for the purchase of Accounts. All capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings assigned to such terms in the Factoring Agreement.

WHEREAS, pursuant to the terms of the Factoring Agreement, Seller has granted to Purchaser a security interest in its personal property assets to secure its Obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows

1.	Granting Clause. Section 6 of the Factoring Agreement is hereby amended and restated to read in its entirety as follows:
“6.	Grant of Security Interest; Other Agreements.

6.1    To secure the prompt payment and performance of all of Seller’s Obligations to Purchaser, Seller hereby grants to Purchaser a continuing lien upon and security interest in, and right of set off with respect to, all of Seller’s right, title and interest in, to and under the following, whether now owned by or owing to, or hereafter acquired by or arising in favor of, Seller, and regardless of where located (collectively the “Collateral”):

All accounts, accounts receivable (excluding any and all employee notes), chattel paper, contract rights, documents, instruments, letter of credit, banker’s acceptances, drafts, securities and general intangibles, including all claims, causes of action, deposit accounts, rights to receive tax refunds, rights in and claims under insurance policies (including rights to unearned premiums), customer lists, copyrights, patents, trademarks, license agreements (except for the Samsung license agreement dated March 29, 2001), goodwill associated with trademarks and trademark licenses, and other intellectual property of every kind and other rights to payment;

All inventory;

All monies, remittances, and other amounts due under this Agreement and any other agreement between Purchaser and Seller;

All equipment, machinery, motor vehicles, furniture, fixtures, tools and supplies;

All investment securities;

All farm products, crops, timber, minerals and like (including oil and gas);

All books and records relating to the foregoing, including all computer programs, printed output and computer readable data;

All accessions to, and substitutions and replacements for, all of the foregoing; and

All proceeds and products of the foregoing, whether due to voluntary or involuntary disposition, including insurance proceeds. Seller shall sign and deliver to Purchaser UCC financing statements, in form acceptable to Purchaser. Seller agrees to deliver to Purchaser the originals of all instruments, chattel paper and documents evidencing or related to Purchased Accounts and other Collateral.

6.2    Seller hereby irrevocably authorizes the Purchaser at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Seller or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Seller is an organization, the type of organization and any organization identification number issued to Seller, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Seller agrees to furnish any such information Purchaser promptly upon request. Seller also ratifies its authorization for Purchaser to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

6.3    Seller shall sign and deliver to Purchaser UCC financing statements, in form acceptable to Purchaser as to those jurisdictions that are not Uniform Commercial Code jurisdictions.

6.4    Seller shall deliver to Purchaser the originals of all instruments, certificated securities, chattel paper and documents evidencing or related to Purchased Accounts and other Collateral.

6.5    Seller shall obtain signed acknowledgments of Purchaser’s security interests from bailees having possession of Seller’s goods that they hold for the benefit of Purchaser.

6.6    At the request of Purchaser, Seller shall obtain authenticated control letters from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for Seller.

6.7    If Seller is or becomes the beneficiary of a letter of credit, Seller shall promptly, and in any event within two (2) business days after becoming a beneficiary, notify Purchaser thereof and enter into a tri-party agreement with Purchaser and the issuer and/or confirmation bank with respect to letter-of-credit rights assigning such letter-of-credit rights to Purchaser.

6.8    Seller shall take all steps necessary to grant the Purchaser control of all electronic chattel paper in accordance with the Code and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

6.9    Seller shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Purchaser of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Purchaser, Seller shall enter into a supplement to this Factoring Agreement, granting to Purchaser a security interest in such commercial tort claim.

2.    Section 5(L) of the Factoring Agreement is hereby amended and restated to read in its entirety as follows:

(L)    Seller’s name as it appears in official filings in the state of its incorporation or other organization, the type of entity of Seller (including corporation, partnership, limited partnership or limited liability company), organizational identification number issued by Seller’s state of incorporation or organization or a statement that no such number has been issued, Seller’s state of organization or incorporation, the location of Seller’s chief executive office, principal place of business, offices, all warehouses and premises where Collateral is stored or located, and the locations of its books and records concerning the Collateral are set forth below Seller’s signature. Seller has only one state of incorporation or organization.”

3.    Additional Covenants.    The following clauses (N), and (O) are added to Section 5 of the Factoring Agreement:

(N)    Seller shall not reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of Purchaser; and

(O)    Seller acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Purchaser and agrees that it will not do so without the prior written consent of Purchaser, subject to Seller’s rights under Section 9509(d)(2) of the Code.

4.    The following are hereby added as new definitions to Section 13 of the Factoring Agreement:

“Code” means the California Commercial Code as in effect on July 1, 2001, as the same may be amended from time to time. “Uniform Commercial Code jurisdiction” means any jurisdiction that had adopted all or substantially all of Article 9 as contained in the 2000 Official Text of the Uniform Commercial Code, as recommended by the National Conference of Commissioners on Uniform State Laws and the American Law Institute, together with any subsequent amendments or modifications to the Official Text.

5.    The definition of “Account” in Section 13.1 of the Factoring Agreement is hereby amended and restated to read as follows: “Account” shall mean all accounts, accounts receivable, chattel paper, contract rights, documents, general intangibles, instruments, letters of credit, letter-of-credit rights, supporting obligations, banker’s acceptances, and other rights to payment, and proceeds thereof.

6.    Effect on Factoring Agreement.    All references in the Factoring Agreement to the Factoring Agreement shall be deemed to refer to the Factoring Agreement as amended hereby.

7.    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES).

8.    Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

“Seller” LEXAR MEDIA, INC.		State of Formation: DELAWARE

By:	MICHAEL PEREZ	Organizational Identification Number: 330723123
Name:	/s/ Michael Perez
Title:	CFO

“Purchaser”

PACIFIC BUSINESS FUNDING, a division of

Cupertino National Bank

By:	/s/ WILLIAM P. CHRONERT
Name:	William P. Chronert
Title:	President